Ex- 99.A1
AMENDMENT NO. 3
TO AMENDED AND RESTATED
STANDARD TERMS AND CONDITIONS OF TRUST
DATED AS OF JANUARY 1, 2004
AND
EFFECTIVE JANUARY 27, 2004,
As Amended
FOR
STANDARD & POOR’S
DEPOSITARY RECEIPTS (“SPDR”) TRUST
SERIES 1
AND
ANY SUBSEQUENT AND SIMILAR
SERIES OF THE
SPDR TRUST
BETWEEN

PDR SERVICES LLC,
AS SPONSOR
AND
STATE STREET BANK AND TRUST COMPANY
AS TRUSTEE
DATED AS OF NOVEMBER 23, 2009
AND
TO BE EFFECTIVE SIMULTANEOUSLY WITH THE FILING OF
POST-EFFECTIVE AMENDMENT No. 21 TO THE TRUST’S REGISTRATION
STATEMENT ON FORM S-6 ANTICIPATED TO BE MADE
ON OR ABOUT JANUARY 26, 2010

This Amendment No. 3 (“Amendment Agreement”) dated as of November 23, 2009 and to be effective simultaneously with the filing of Post-Effective Amendment No. 21 to the Trust’s Registration Statement on Form S-6 anticipated to be made on or about January 26, 2010, between PDR Services LLC, as Sponsor (“Sponsor”), and State Street Bank and Trust Company, as Trustee (“Trustee”), amends the document entitled “AMENDED AND RESTATED STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF JANUARY 1, 2004 AND EFFECTIVE JANUARY 27, 2004 FOR STANDARD & POOR’S DEPOSITARY RECEIPTS (“SPDR”) TRUST SERIES 1 AND SUBSEQUENT AND SIMILAR SERIES OF THE SPDR TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND STATE STREET BANK AND TRUST COMPANY AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”).
WITNESSETH THAT:
     WHEREAS, the parties hereto have entered into the Standard Terms to facilitate the creation of the SPDR Trust, Series 1 (“Trust”); and
     WHEREAS, the Trust is named Standard & Poor’s Depositary Receipts Trust Series 1, and;
     WHEREAS, upon the advice of State Street Global Markets, LLC as the Marketing Agent for the Trust, the Sponsor and the Trustee have determined to change the name of the Trust from “Standard & Poor’s Depositary Receipts Trust Series 1” to “SPDR® S&P 500® ETF Trust” to aid in the marketing and distribution of the Trust’s units and to make all changes and amendments to the Standard Terms to accomplish such purpose as more fully set forth below;
     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:
     1. The name of the Trust shall be changed in the Standard Terms from “Standard & Poor’s Depositary Receipts Trust Series 1” to “SPDR® S&P 500® ETF Trust” in each instance that it appears.
     2. The short form name of the Trust’s units shall be changed in the Standard Terms from “SPDR” or “SPDRs” to “Trust Unit” or “Unit”, or “Trust Units” or “Units”, as applicable, in each instance that it appears.
     3. In Article I of the Standard Terms “SPDRs” shall be replaced with “‘Trust Unit’ or ‘Unit’”, in alphabetical order.
     4. The short form name of the Trust shall be changed in the Standard Terms from “SPDR Trust” to “SPDR 500 Trust” in each instance that it appears.

     5. All references in the Standard Terms to “SPDR Trust Series 1” shall be replaced with “SPDR 500 Trust”.
     6. All references in the Standard Terms to “SPDR Clearing Process” shall be replaced with “Clearing Process”.
     7. Section 10.03 of the Standard Terms shall be amended to (i) replace the comma following “S&P 500” with “and” and (ii) remove “and ‘SPDRs’”.
     8. Section 10.06 of the Standard Terms shall be amended to replace “SPDRs” with “Units”.
     9. Section 12 of Exhibit A of the Standard Terms shall be amended to replace “SPDRs” with “Units”.
     10. The first reference in the Standard Terms to “SPDR telephone representative” shall be replaced with “SPDR 500 Trust telephone representative”, and thereafter it shall be replaced with “telephone representative”.
     11. Pursuant to Section 10.01, the Trustee has arranged that the Trust’s Annual Report dated September 30, 2009 contain a description of the substance of the terms of this Amendment Agreement for transmittal by each DTC Participant to the Beneficial Owners of the Trust.
     12. Except as amended hereby, the Standard Terms and any and all amendments thereto, including the document entitled “Amendment No. 1 To Amended And Restated Standard Terms And Conditions Of Trust Dated As Of January 1, 2004 And Effective January 27, 2004” between the Sponsor and the Trustee, and the document entitled “Amendment No. 2 To Amended And Restated Standard Terms And Conditions Of Trust Dated As Of February 1, 2009 And Effective February 13, 2009” between the Sponsor and the Trustee, now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.
     13. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.
PDR SERVICES LLC, as Sponsor

By:
Name: Lisa Dallmer
Title: President
Witnessed:

Name:
Witnessed:

Name:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.
STATE STREET BANK AND TRUST COMPANY,
as Trustee

By:
Name:
Title:
ATTEST:
TITLE:

COMMONWEALTH OF MASSACHUSETTS )
: ss.:
COUNTY OF NORFOLK )
     On this                       day of November in the year 2009, before me personally appeared                                            to me known, who, being by me duly sworn, did depose and say that he is                                           of State Street Bank and Trust Company, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said bank and trust company.

Notary Public